Exhibit 3.1

The Commonwealth of Massachusetts

William Francis Galvin

Secretary of the Commonwealth

One Ashburton Place, Boston, Massachusetts 02108-1512

Articles of Amendment

(General Laws, Chapter 156D, Section 10.06; 950 CMR 113.34)

We, Robert Band, President and Chief Operating Officer and Susan Mellace, Clerk of Perini Corporation (the “Company”), located at the registered office address at 73 Mt. Wayte Avenue, Framingham, Massachusetts 01701, certify that these Articles of Amendment effecting article numbered 3 of the Restated Articles of Organization of the Company, as amended and corrected (the “Articles of Organization”), were adopted by the board of directors on April 2, 2008 and were duly adopted at a meeting held on September 5, 2008, by vote of the board of directors and by vote of 19,243,995 shares of common stock out of 27,328,927 shares outstanding, being at least a majority of each type, class or series outstanding and entitled to vote thereon and that such approval by the shareholders of the Company constitutes approval of these Articles of Amendment in the manner required by Chapter 156D and by the Articles of Organization of the Company.

To change the number of shares and par value (if any) of any type, class or series of stock which the corporation is authorized to issue, fill in the following:

The total presently authorized is:

Without Par Value

Type	Number of Shares	Par Value
Common:	None
Preferred:	None

With Par Value

Type	Number of Shares	Par Value
Common:	40,000,000	$1.00
Preferred:	1,000,000	$1.00

Change the total authorized to:

Without Par Value

Type	Number of Shares	Par Value
Common:	None
Preferred:	None

With Par Value

Type	Number of Shares	Par Value
Common:	75,000,000	$1.00
Preferred:	1,000,000	$1.00

The amendment shall be effective at the time and on the date approved by the Division, unless a later effective date not more than 90 days from the date and time of filing is specified:

2

Signed under the penalties of perjury, this 5th day of September, 2008.

By:	/s/ Robert Band
Name:	Robert Band
Title:	President and Chief Operating Officer

By:	/s/ Susan Mellace
Name:	Susan Mellace
Title:	Clerk

THE COMMONWEALTH OF MASSACHUSETTS

William Francis Galvin

Secretary of the Commonwealth

One Ashburton Place, Boston, Massachusetts 02108-1512

Articles of Amendment

(General Laws, Chapter 156D, Section 10.06; 950 CMR 113.34)

I hereby certify that upon examination of theses articles of amendment, it appears that the provisions of the General Laws relative thereto have been complied with, and the filing fee in the amount of $             having been paid, said articles are deemed to have been filed with me this          day of                     , 2008, at         a.m./p.m.

Effective date:

William Francis Galvin

Secretary of the Commonwealth

Filed By:	Kirkland & Ellis LLP
655 Fifteenth Street, N.W. Washington, DC 20005
202-879-5934
jcosgrove@kirkland.com